UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2025

BRC Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1144 S. 500 W
Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)
(801) 874-1189
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BRCC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 15, 2025, the Board of Directors (the “Board”) of BRC Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Melvin Landis to fill the vacancy created by such increase in the size of the Board. Mr. Landis will serve on the Board as a Class III director until the Company’s 2028 annual meeting of stockholders.

The Board decided upon Mr. Landis’s appointment after receiving the nomination and recommendation from the Nominating and Corporate Governance Committee of the Board. There are no arrangements or understandings between Mr. Landis and any other person pursuant to which Mr. Landis was selected as a director, and there are no transactions in which the Company is a party and in which Mr. Landis has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Landis’s membership on any committee of the Board has not been determined at this time.

In accordance with the Company’s non-employee director compensation policy that took effect in August 2021, as a non-employee director of the Company, Mr. Landis is initially entitled to receive cash compensation in the amount of $50,000 per year for his service on the Board.

On September 15, 2025, in connection with his appointment to the Board, Mr. Landis was granted a restricted stock unit (“RSU”) award under the Company’s 2022 Omnibus Incentive Plan (the “Incentive Plan”) consisting of a joining grant of 94,340 RSUs settleable for shares of the Company's Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), which represents a grant date fair value of $150,000 divided by the closing price of the Company's Class A Common Stock on the New York Stock Exchange (“NYSE”) on September 15, 2025, vesting over three years, and a first annual grant of 54,924 RSUs settleable for shares of the Company’s Class A Common Stock, which represents a grant date fair value of $87,329 divided by the closing price of Class A Common Stock on NYSE on September 15, 2025, vesting after one year.

Mr. Landis is also eligible for future annual grants with an aggregate grant date fair value of $125,000, rounded down to the nearest whole share, which shall vest in full on the first anniversary of the date of grant, subject to his continued service with the Company through the vesting date.

The Company also entered into an indemnification agreement with Mr. Landis in the same form as its standard form of indemnification agreement with its other directors.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2025

BRC INC.

By:	/s/ Andrew McCormick
Name:	Andrew McCormick
Title:	General Counsel and Corporate Secretary

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